*** INDICATES CONFIDENTIAL MATERIAL OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION SEPARATELY UPON REQUEST.

                                                                    EXHIBIT 4.10

        [LOGO]                                               [LOGO]

                                  AIRBUS S.A.S.

                                       AND

                     CHINA EASTERN AIRLINES CORPORATION LTD

                                       AND

                        CHINA EASTERN AVIATION IMPORT AND
                               EXPORT CORPORATION

                                    [PICTURE]

                                    [PICTURE]

                                    [PICTURE]

                                AMENDMENT NO. 9

                         TO THE A320 PURCHASE AGREEMENT

                                     BETWEEN

                                  AIRBUS S.A.S.

                                    AS SELLER

                                       AND

                     CHINA EASTERN AIRLINES CORPORATION LTD

                                   AS AIRLINE

                                       AND

              CHINA EASTERN AVIATION IMPORT AND EXPORT CORPORATION

                             AS TRADING CORPORATION

                  BOTH AIRLINE AND TRADING CORPORATION AS BUYER

                                   Page 1/14

                                AMENDMENT NO. 9

This amendment No.9 to the A320 Purchase Agreement dated as of March 26, 2002 is made as of the__________day of______________________2005.

BETWEEN

AIRBUS S.A.S., a societe par actions simplifiee, legal successor of Airbus S.N.C., formerly known as Airbus G.I.E created and existing under French law and registered with the Toulouse Registre du Commerce under number RCS Toulouse 383 474 814 and having its registered office at

            1 Rond-Point Maurice Bellonte
            31707 BLAGNAC Cedex
            FRANCE

(hereinafter referred to as "the Seller") of the one part,

CHINA EASTERN AIRLINES CORPORATION, LIMITED, having its principal office at:

            Pudong International Airport

            SHANGHAI 201202

            PEOPLE'S REPUBLIC OF CHINA

(hereinafter referred to as the "Airline") of the other part

AND

CHINA EASTERN AVIATION IMPORT AND EXPORT CORPORATION, having its principal office at:

            Pudong International Airport

            SHANGHAI 201202

            PEOPLE'S REPUBLIC OF CHINA

(hereinafter referred to as the "Trading Corporation", the Airline and the Trading Corporation hereinafter referred to jointly and severally as the "Buyer").

                                   Page 2/14

WHEREAS

      - The parties hereto have signed on the 26th day of March 2002 an A320 Purchase Agreement called hereinafter together with its Exhibits and Letter Agreements (the "Agreement") for the sale of a certain number of A320, collectively referred to as the "Aircraft".

      - The parties hereto have signed on the 27th day of June 2002 an Amendment No. 1 to the Agreement to modify certain terms of Letter Agreement No. 6 to the Agreement.

      - The parties hereto have signed on the 13th day of November 2002 an Amendment No. 2 to the Agreement to modify certain terms of Letter Agreement No. 6 to the Agreement.

      - The parties hereto have signed on the 29th day of May 2003 an Amendment No. 3 to the Agreement to modify the delivery schedule of the Aircraft.

      - The parties hereto have signed on the 29th day of August 2003 an Amendment No. 4 to the Agreement to modify the delivery schedule of the Aircraft.

      - The parties hereto have signed on the 29th day of September 2003 an Amendment No. 5 to the Agreement to reflect the purchase by the Buyer of four (4) A321-200 model aircraft.

      - The parties hereto have initialled on the 03rd day of September 2004 an Amendment No. 6 to the Agreement for the purchase by the Buyer of three (3) A319-100 model aircraft. This Amendment No. 6 has been cancelled.

      - The parties hereto have signed on the 14th day of October 2004 an Amendment No. 7 to the Agreement to modify the delivery schedule of the Aircraft.

      - The parties hereto have signed on the 16th day of March 2005 an Amendment No. 8 to the Agreement to reflect the purchase by the Buyer of five (5) A319-100 model aircraft.

      - On December 06th 2004, the Seller and China Aviation Supplies Import and Export Corporation ("CASC") have entered into a General Term Agreement ("GTA") for the sale and purchase of twenty three (23) A320 family aircraft (the "Twenty Three Aircraft"). As part of the Twenty Three Aircraft, fifteen (15) A320 family aircraft ("the Fifteen Aircraft") have been allocated to the Buyer.

      - Now the Buyer wishes and the Seller agrees to enter into an amendment No. 9 (the "Amendment") to cover the basic terms and conditions for the purchase by the Buyer of such Fifteen Aircraft A320 Aircraft. The Fifteen Aircraft are composed of four (4) A320-200 model aircraft (the "A320 Aircraft") and eleven (11) A321-200 model aircraft (the "A321 Aircraft").

      - Except as provided herein in the Amendment, upon signature of this Amendment the A320 Aircraft and the A321 Aircraft shall be deemed Aircraft.

NOW THEREFORE IT IS AGREED AS FOLLOWS:

                                   Page 3/14

1.    GENERAL

      The following paragraphs will define the specific amendments to the Agreement which will apply only to the Fifteen Aircraft to be delivered to the Buyer.

2.    A320 AIRCRAFT

2.1   SPECIFICATION

      The parties agree that, with respect to the A320 Aircraft, sub-Clause
      2.1.1 of the Agreement shall be deleted in its entirety and replaced by the following:

      QUOTE

      The Airframe shall be manufactured in accordance with the Standard Specification, as modified or varied prior to the date of this Agreement by the Specification Change Notices.

AIRCRAFT TYPE        STANDARD SPECIFICATION                MTOW      MLW     MZFW
-------------        ----------------------                ----      ---     ----
A32Q AIRCRAFT         D.000.02000, issue 5 revision 1      73.5 t    64.5 t  61.0 t
                      dated April 30, 2001

      The Buyer has indicated that the A320 Aircraft will be operated at a higher MTOW of 77 t compared to the standard 73.5 t. The SCN price for such increase in design weights is of

      ***

      UNQUOTE

2.2   PROPULSION SYSTEMS

      No later than June 30th, 2005, the Buyer shall select between CFM INTERNATIONAL (CFM) Engines and INTERNATIONAL AERO ENGINES (IAE) one of the following Engines types in accordance with the terms and conditions of Clause 3 of the Agreement.

AIRCRAFT TYPE                 CFM                             IAE
-------------              ------------                   ------------
A320 AIRCRAFT              CFM 56-5B4/P                   IAE V2527-A5

      Should the buyer select CFM Engines, the terms and conditions of the Agreement shall apply to CFM engines.

      Should the buyer select IAE Engines, sub-Clause 3.2.2 of the Agreement shall be deleted in its entirety and replaced by the following:

      QUOTE

      International Aero Engines Propulsion Systems

      The Basic Price for a set of two (2) INTERNATIONAL AERO ENGINES V2527-A5 Engines including standard equipment is:

                                       ***

                                   Page 4/14
      at economic conditions prevailing for a theoretical delivery in January 2000.

      Such Basic Price corresponds to the Reference Price of *** at delivery conditions prevailing in January 2001 and shall be subject to revision up to the Aircraft delivery date in accordance with the INTERNATIONAL AERO ENGINES Price Revision Formula set forth in Appendix 1 to this Amendment. Such Reference Price corresponds to the following Propulsion Systems Reference Price currently quoted by INTERNATIONAL AERO ENGINES at delivery conditions of January 2001 of: USD 14,458,518.

      UNQUOTE

2.3   TERMS AND CONDITIONS

      ***

      QUOTE

      ***

      UNQUOTE

3.    A321 AIRCRAFT

3.1   SPECIFICATION

      The parties agree that, with respect to the A321 Aircraft, Paragraph 2.2 of Letter Agreement No. 2 to the Agreement shall be deleted in its entirety and replaced by the following:

                                   Page 5/14

      QUOTE

      The A321 Aircraft will be manufactured in accordance with the Standard Specification Document No. E.000.02000, issue 2 Revision 1 dated April 30, 2001 (the "Standard Specification"). The Specification shall be modified with an SCN increasing the operating weights to the following values:

AIRCRAFT TYPE        STANDARD SPECIFICATION             MTOW      MLW       MZFW
-------------        ----------------------             ----      ---       ----
A321 AIRCRAFT        E.000.02000, issue 2 revision 1   93 t       77.8 t    73.8 t
                     dated April 30, 2001

      The SCN price for such increase ***

      UNQUOTE

3.2   PROPULSION SYSTEMS

      No later than June 30th, 2005, the Buyer shall select between CFM INTERNATIONAL (CFM) Engines and INTERNATIONAL AERO ENGINES (IAE) one of the following Engines types in accordance with the terms and conditions of Letter Agreement No. 2 to the Agreement.

AIRCRAFT TYPE                CFM                        IAE
-------------                ---                        ---
A321 Aircraft            CFM56-5B3/P                IAE V2533-A5

      Should the buyer select CFM Engines, the terms and conditions of Paragraph
      3.2.2 of Letter Agreement No. 2 to the Agreement shall apply to CFM engines.

      Should the buyer select IAE Engines, Paragraph 3.2.3 of Letter Agreement No. 2 to the Agreement shall be deleted in its entirety and replaced by the following:

      QUOTE

      International Aero Engines Propulsion Systems

      The Basic Price for a set of two (2) INTERNATIONAL AERO ENGINES V2533-A5 Engines including standard equipment is:

                                       ***

      at economic conditions prevailing for a theoretical delivery in January 2000.

      Such Basic Price corresponds to the Reference Price of *** at delivery conditions prevailing in January 2001 and shall be subject to revision up to the Aircraft delivery date in accordance with the INTERNATIONAL AERO ENGINES Price Revision Formula set forth in Appendix A to this Amendment. Such Reference Price corresponds to the following Propulsion Systems Reference Price currently quoted by INTERNATIONAL AERO ENGINES at delivery conditions of January 2001 of ***

      UNQUOTE

                                   Page 6/14

3.3   TERM AND CONDITIONS

      ***

      QUOTE

      ***

      UNQUOTE

3.4   PERFORMANCE GUARANTEES

      The Performance Guarantees defined in Letter Agreement No. 1 to Amendment No. 5 to the Agreement shall apply to the A321 Aircraft.

4.    DELIVERY DATES

      The A320 Aircraft shall be delivered at the following dates:

      A320 Aircraft No. 1:     ***
      A320 Aircraft No. 2:     ***
      A320 Aircraft No. 3:     ***
      A320 Aircraft No. 4:     ***

      The A321 Aircraft shall be delivered at the following dates:

                                   Page 7/14

      A321 Aircraft No.  1:   ***
      A321 Aircraft No.  2:   ***
      A321 Aircraft No.  3:   ***
      A321 Aircraft No.  4:   ***
      A321 Aircraft No.  5:   ***
      A321 Aircraft No.  6:   ***
      A321 Aircraft No.  7:   ***
      A321 Aircraft No.  8:   ***
      A321 Aircraft No.  9:   ***
      A321 Aircraft No. 10:   ***
      A321 Aircraft No. 11:   ***
                              ***

5.    WARRANTY PERIOD AND SERVICE LIFE POLICY

5.1 Notwithstanding the terms and conditions of Clause 12.1.3 of the Agreement, the parties agree that, with respect to the Fifteen Aircraft, Clause 12.1.3 of the Agreement shall be deleted in its entirety and replaced by the following:

      QUOTE

      12.1.3 WARRANTY PERIOD

             The warranties contained in Clauses 12.1.1 and 12.1.2 of the Agreement shall be limited to those defects which become apparent within thirty six (36) months after Delivery of the affected Aircraft ("WARRANTY PERIOD").

      UNQUOTE

5.2 Notwithstanding the terms and conditions of Clause 12.2.2 of the Agreement, the parties agree that, with respect to the Fifteen Aircraft, Clause 12.2.2 of the Agreement shall be deleted in its entirety and replaced by the following:

      QUOTE

      12.2.2   PERIODS AND SELLER'S UNDERTAKINGS

               The Seller agrees that if a Failure occurs in an Item before the Aircraft in which such Item has been originally installed has completed thirty thousand (30,000) flying hours, or has completed twenty four thousand (24,000) flight cycles, or within twelve
               (12) years after the Delivery of said Aircraft to the Buyer, whichever shall first occur, the Seller shall at its own discretion and as promptly as practicable and with the Seller's financial participation as hereinafter provided either:

      12.2.2.1 design and furnish to the Buyer a correction for such Item with a Failure and provide any parts required for such correction (including Seller designed standard parts but excluding industry standard parts), or,

      12.2.2.2 replace such Item.

      12.2.3   SELLER'S PARTICIPATION IN THE COSTS

               ***

                                   Page 8/14

      ***

        where:

      ***

              or,

      ***

      UNQUOTE

6     CUSTOMER SUPPORT

6.1 The Seller will provide free of charge to the Buyer *** maintenance trainee days for the total fleet of Fifteen Aircraft for Buyer's ground personnel;

6.2   ***               man-months of Resident Customer Support Manager ("RCSM")
      for the total fleet of Fifteen Aircraft.

6.3   ***

                                   Page 9/14

7.    PREDELIVERY PAYMENTS

      With respect to the Fifteen Aircraft, the parties agree to add to Clause
      5.3.2 of the Agreement the following paragraph:

      QUOTE

      ***

      UNQUOTE

8.    ***

                                   Page 10/14

      ***

9.    PROVISION OF THE AMENDMENT

      The provisions of the Agreement, its Exhibits, its Letter Agreement shall apply to the sale and delivery of the Aircraft herein defined except insofar as they may be expressly modified by the provisions of this Amendment.

      The Agreement shall be deemed amended and supplemented to the extent herein provided and as so amended and supplemented shall remain in full force and effect.

      If there is any inconsistency between the Agreement and this Amendment, the latter shall prevail to the extent of such inconsistency.

IN WITNESS WHEREOF, this Amendment No. 9 was entered into the day and year above written.

For and on behalf of:                        For and on behalf of:

CHINA EASTERN AIRLINES                       AIRBUS S.A.S.
CORPORATION LIMITED

                                                 /s/ G. Bruwon
                                                 -----------------------------
By: /s/ Luo Chaogen                          By:
    ------------------------------
Its:                                         Its: VP Contracts
    ------------------------------                ----------------------------

CHINA EASTERN AVIATION IMPORT
AND EXPORT CORPORATION

By: /s/ Fan Erning
    ------------------------------
Its:
     -----------------------------

                                   Page 11/14

                                   APPENDIX 1

      PROPULSION SYSTEMS PRICE REVISION FORMULA INTERNATIONAL AERO ENGINES

1     REFERENCE PRICE OF THE ENGINES

      The Reference Price of a set of two (2) INTERNATIONAL AERO ENGINES Engines is as indicated in this Amendment.

      This Reference Price is subject to adjustment for changes in economic conditions as measured by data obtained from the US Department of Labor, Bureau of Labor Statistics, and in accordance with the provisions hereof.

2     REFERENCE PERIOD

      The above Reference Price has been established in accordance with the averaged economic conditions prevailing in June 2000, July 2000, August 2000 (delivery conditions January 2001), as defined, according to INTERNATIONAL AERO ENGINES by the ECIb and ICb index values indicated in Clause 4 of this Exhibit C.

3     INDEXES

      Labor Index: "Employment Cost Index for Workers in Aerospace manufacturing" hereinafter referred to as "ECI SIC 3721W", quarterly published by the US Department of Labor, Bureau of Labor Statistics, in "NEWS", and found in Table 6, "WAGES and SALARIES (not seasonally adjusted): Employment Cost Indexes for Wages and Salaries for private industry workers by industry and occupational group", or such other name that may be from time to time used for the publication title and/or table, (Aircraft manufacturing, standard industrial classification code SIC 3721, base month and year June 1989 = 100).

      The quarterly value released for a certain month (March, June, September and December) shall be the one deemed to apply for the two preceding months. Index code for access on the Web site of the US Bureau of Labor
      Statistics: ECU28102i.

      Material Index: "Industrial Commodities" (hereinafter referred to as "IC") as published in "PPI Detailed report" (found in Table 6. "Producer price indexes and percent changes for commodity groupings and individual items not seasonnally adjusted" or such other names that may be from time to time used for the publication title and/or table). (Base Year 1982 = 100).

      Index code for access on the Web site of the US Bureau of Labor
      Statistics: WPU03THRU15.

                                   Page 12/14

4     REVISION FORMULA

      Pn = (Pb+F) x [(0.65 x (ECIn/ECIb)) + (0.35 x (ICn/ICb))]

      Where :

      F     : (0.005 x N x Pb)
              where N = the calendar year of Delivery of the Aircraft minus 2001

      Pn    : revised Reference Price at Aircraft Delivery

      Pb    : Reference Price at averaged economic conditions June 2000, July
              2000, August 2000

      ECIn  : ECIsic3721W Index for the Fifth (5th), Sixth (6th) and Seventh
              (7th) month averaged prior to the month of Aircraft Delivery

      ECIb  : ECIsic3721W Index for June 2000, July 2000, August 2000 averaged
              (=149.5)

      ICn   : IC-Index for the Fifth (5th), Sixth (6th) and Seventh (7th) month averaged prior to the month of Aircraft Delivery

      ICb   : IC-Index for June 2000, July 2000, August 2000 (=135.7)

5.    GENERAL PROVISIONS

5.1   Roundings

      (i)   ECIn and ICn shall be calculated to the nearest tenth (1 decimal)

      (ii) Each quotient (ECIn/ECIb) and (ICn/ICb) shall be calculated to the nearest ten-thousandth (4 decimals).

      (iii) The final factor shall be rounded to the nearest ten-thousandth (4 decimals).

      if the next succeeding place is five (5) or more the preceding decimal place shall be raised to the nearest higher figure.

      After final computation Pn shall be rounded to the nearest whole number (0.5 rounds to 1).

5.2   Final Index Values

      The revised Reference Price at the date of Aircraft Delivery shall be the final price and shall not be subject to any further adjustments in the indexes.

      If no final index values are available for any of the applicable month, the then published preliminary figures shall be the basis on which the Revised Reference Price shall be computed.

5.3   Interruption of Index Publication

      If the US Department of Labor substantially revises the methodology of calculation or discontinues any of the indexes referred to hereabove, the Seller shall reflect the

                                   Page 13/14
      substitute for the revised or discontinued index selected by INTERNATIONAL AERO ENGINES, such substitute index to lead in application to the same adjustment result, insofar as possible, as would have been achieved by continuing the use of the original index as it may have fluctuated had it not been revised or discontinued.

      Appropriate revision of the formula shall be made to accomplish this result.

5.4   Annulment of Formula

      Should the above escalation provisions become null and void by action of the US Government, the price shall be adjusted due to increases in the costs of labor and material which have occurred from the period represented by the applicable Reference Price Indexes to the Fifth (5th), Sixth (6th) and Seventh (7th) months averaged prior to the scheduled Aircraft Delivery.

5.5   Limitation

      Should the revised Reference Price be lower than the Reference Price, the final price shall be computed with the Reference Price.

                                   Page 14/14

     ON THIS DAY OF APRIL 21st, 2005, AIRBUS S.A.S., CHINA EASTERN AIRLINES

          CORPORATION LTD AND CHINA EASTERN AVIATION IMPORT AND EXPORT

       CORPORATION (BOTH REFERRED TO AS "CHINA EASTERN") HEREBY CELEBRATE

         THE CONCLUSION OF THE PURCHASE BY CHINA EASTERN OF TWENTY (20)

      AIRBUS A320 FAMILY AIRCRAFT (REFERENCE: AMENDMENT No. 8 FOR FIVE (5)

        A319-100 AND AMENDMENT No. 9 TO THE A320 PURCHASE AGREEMENT FOR

                  FOUR (4) A320-200 AND ELEVEN (11) A321-200).

For: CHINA EASTERN AIRLINES CORPORATION LTD        For: AIRBUS S.A.S

/s/ Luo Chaogen                                    /s/ Philippe Delmas
---------------                                    -----------------------------
By: LUO CHAOGEN                                    By: PHILIPPE DELMAS

Its: President                                     Its: Executive Vice President

For: CHINA EASTERN AVIATION IMPORT AND
     EXPORT CORPORATION

/s/ Fan Erning
--------------------
By: FAN ERNING

Its: General Manager

SIDE LETTER No. 1 to AMENDMENT No. 9

CHINA EASTERN AIRLINES CORPORATION, LTD
Pudong International Airport
Shanghai 201202
People's Republic of China

SUBJECT: AMENDMENT APPROVAL

CHINA EASTERN AIRLINES CORPORATION Ltd (the "Buyer") and AIRBUS S.A.S. (the "Seller") have entered into an amendment No. 9 herewith dated as of April 21st, 2005 (the "Amendment") to the Agreement, which covers the manufacture and the sale by the Seller and the purchase by the Buyer of fifteen (15) Aircraft model aircraft as described in the Amendment.

Capitalized terms used herein and not otherwise defined in this Side Letter shall have the meanings assigned thereto in the Amendment.

Both parties agree that this Side Letter, upon execution thereof, shall constitute an integral, nonseverable part of said Amendment and shall be governed by all its provisions, as such provisions have been specifically amended pursuant to this Side Letter.

NOW THE BUYER AND THE SELLER AGREE THE FOLLOWING:

The Amendment is subject to the following conditions being fulfilled on or before April 21st, 2005:

      1) Approval of the transaction contemplated under the Amendment being obtained from the government of the Buyer's country.

      2) Approval of the transaction contemplated under the Amendment being obtained from the board of directors of the Buyer.

      3) Approval of the transaction contemplated under the Amendment being obtained from the Buyer's shareholders.

The Buyer hereby commits to notify in writing the Seller on or before April 21st, 2005 that it has obtained the necessary approvals listed in paragraphs 1),
2) and 3) above.

                            Side Letter 1 - Page 1/2

SIDE LETTER No. 1 to AMENDMENT No. 9

If the foregoing correctly sets forth our understanding, please execute three
(3) originals in the space provided below and return one (1) original of this Letter Agreement to the Seller.

Agreed and Accepted                          Agreed and Accepted

For and on behalf of                         For and on behalf of

CHINA EASTERN AIRLINES CORPORATION LIMITED   AIRBUS S.A.S.

By: /s/ Luo Chaogen                          By: /s/ G. Bruwon
    ---------------                              ---------------
Its: LUO CHAOGEN                             Its:

                            Side Letter 1 - Page 2/2